UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 19, 2021

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On February 19, 2021, Party City Holdings Inc. (the “Issuer”), a wholly-owned subsidiary of Party City Holdco Inc. (the “Company”), certain of the Issuer’s subsidiaries, as guarantors (the “Guarantors”), PC Intermediate Holdings, Inc., the direct parent company of the Issuer (“Intermediate”), and Ankura Trust Company, LLC, as trustee and collateral trustee (the “Trustee”), entered into an indenture (the “Indenture”) governing the Issuer’s newly issued 8.750% Senior Secured First Lien Notes due 2026 (the “Notes”). The Notes were issued in an aggregate principal amount of $750 million and will pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2021, and will mature on February 15, 2026.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of the Issuer’s existing and future wholly owned domestic subsidiaries that guarantee the Issuer’s senior credit facilities. The Notes and related guarantees are secured by a first priority lien on substantially all assets of the Issuer and the Guarantors, except for the collateral that secures the senior credit facilities on a first lien basis, with respect to which the Notes and related guarantees will be secured by a second priority lien, in each case subject to permitted liens and certain exclusions and release provisions.

At any time prior to August 15, 2023, the Issuer may redeem all or part of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date and a “make-whole” premium. On or after August 15, 2023, 2024, and 2025, respectively, the Issuer may redeem some or all of the Notes at the redemption price of 104.375%, 102.188% and 100.000%, respectively, plus accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or prior to August 15, 2023, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 108.750% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds received by the Issuer in one or more equity offerings; provided that the aggregate principal amount of the Notes that remain outstanding immediately after such redemption is equal to or greater than 50% of the sum of the aggregate principal amount of the Notes originally issued under the Indenture on the issue date and any additional notes issued under the Indenture after the issue date must remain outstanding after each such redemption. At any time prior to August 15, 2023, the Issuer may also at its option redeem during each 12-month period commencing with the issue date up to 10% of the aggregate principal amount of the Notes at a redemption price of 103% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon the occurrence of specific kinds of changes of control, the holders of the Notes will have the right to cause the Issuer to repurchase some or all of the Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain disqualified stock or preferred stock;

•	create liens;

•	pay dividends or distributions, redeem or repurchase equity;

•	prepay junior lien indebtedness, unsecured pari passu indebtedness or subordinated indebtedness or make certain investments;

•	transfer or sell assets;

•	engage in consolidation, amalgamation or merger, or sell, transfer or otherwise dispose of all or substantially all of their assets; and

•	enter into certain transactions with affiliates.

The covenants described above are subject to important exceptions and qualifications. These covenants will be suspended, and shall not apply at any time during which the Notes have been assigned an investment grade rating.

In addition, the Indenture requires certain intra-company agreements between the Issuer and its affiliates to remain in full force and effect and the Issuer to adhere to all terms and provisions thereof in all material respects. The Indenture also limits Intermediate’s ability to conduct certain activities.

The Notes and related guarantees were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and related guarantees were offered within the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Amendment of Asset-Based Revolving Credit Facility

On February 19, 2021, the Issuer, as borrower, Intermediate, Party City Corporation (the “Subsidiary Borrower” and, together with the Issuer, the “Borrowers”) and certain other subsidiaries of the Issuer entered into a Fifth Amendment to ABL Credit Agreement (the “ABL Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amended that certain ABL Credit Agreement, dated as of August 19, 2015 (as amended by that certain First Amendment to ABL Credit Agreement, dated as of August 2, 2018, that certain Second Amendment to ABL Credit Agreement, dated as of March 4, 2019, that certain Third Amendment to ABL Credit Agreement, dated as of April 8, 2019, that certain Fourth Amendment to ABL Credit Agreement, dated as of June 28, 2019, the “Existing ABL Credit Agreement” and, as amended by the ABL Amendment, the “ABL Credit Agreement”), by and among the Borrowers, Intermediate, the subsidiaries of the Issuer from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent..

The ABL Amendment does not change the commercial terms of the Existing ABL Credit Agreement other than in respect of interest rates and to extend the maturity date under the ABL Credit Agreement to the earliest of (x) February 19, 2026 and (y) the date that is sixty (60) days prior to the final stated maturity date of any the Issuer’s Senior Secured First Lien Floating Rate Notes due 2025, the Notes and the 6.625% Senior Notes due 2026 (such notes, collectively, the “Material Indebtedness”) if each such final stated maturity date has not been extended or refinanced to a date occurring on or after August 19, 2026, unless the amount of excess availability minus the outstanding amount of any Material Indebtedness maturing on such date is in excess of $100.0 million, in which case this clause (y) will not be applicable.

This description of the Indenture, the Notes and the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the Indenture, the form of the Notes and the ABL Amendment, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The Indenture contains covenants that limit, among other things, the Issuer’s ability to pay dividends on its capital stock, subject to certain exceptions, which may in turn, impact the ability of holders of the Company’s common stock to receive dividends. For more information, see the Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

4.1	Indenture, dated as of February 19, 2021, among Party City Holdings Inc., as issuer, the guarantors party thereto, PC Intermediate Holdings, Inc. and Ankura Trust Company, LLC, as trustee and collateral trustee

4.2	Form of 8.750% Senior Secured First Lien Notes due 2026 (attached as an exhibit to Exhibit 4.1)

10.1	Fifth Amendment to the ABL Credit Agreement, dated as of February 19, 2021, among PC Intermediate Holdings, Inc., Party City Holdings Inc., Party City Corporation, the subsidiaries of the borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: February 19, 2021	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer

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